EXHIBIT 10.51
AMENDMENT NO. 5 TO
EXECUTIVE EMPLOYMENT AGREEMENT
BY AND BETWEEN
SEABULK INTERNATIONAL, INC. AND GERHARD E. KURZ
     This Amendment to Executive Employment Agreement by and between Seabulk International, Inc., a Delaware corporation formerly known as Hvide Marine Incorporated (the “Company”), and Gerhard E. Kurz (“Executive”), dated as of April 18, 2000, as amended (the “Agreement”), is entered into as of the 28th day of June, 2005.
     WHEREAS, the Company and Executive desire to amend the Agreement in certain respects ;
     NOW, THEREFORE, in consideration of the mutual covenants and the mutual benefits provided in the Agreement, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive hereby amend the Agreement as set forth below:
     1. Section 8.8(c) of the Agreement shall be deleted in its entirety and the following shall be substituted therefor:
     “(c) If Executive’s employment with the Company terminates prior to the payment of incentive awards under the Company’s Management Annual Incentive Compensation Plan (“MAICP”) for the 2005 calendar year (determined without regard to any payment made under the MAICP for the six-month period ending on June 30, 2005 (the “Interim 2005 Bonus Payment”)), pay Executive, within five (5) days after the date of such termination of employment, a lump sum cash payment equal to the excess, if any, of (1) 100% of the 2005 maximum incentive award specified for Executive under the MAICP multiplied by a fraction, the numerator of which shall be the number of days Executive was employed by the Company during calendar year 2005 and the denominator of which shall be 365, over (2) the amount of the Interim 2005 Bonus Payment paid to Executive by the Company.”
     2. As so amended, the Agreement remains in full force and effect.
     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed and delivered as of the day and year first written above.

SEABULK INTERNATIONAL, INC.

/s/ Gerhard E. Kurz	/s/ Alan R. Twaits

GERHARD E. KURZ	By: Alan R. Twaits, Sr. Vice President